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Exhibit 99.1

LETTER OF TRANSMITTAL
UNITED RENTALS (NORTH AMERICA), INC.

OFFER TO EXCHANGE UP TO $750,000,000 AGGREGATE PRINCIPAL AMOUNT OF NEW 4.875% SENIOR NOTES DUE 2028 REGISTERED UNDER THE SECURITIES ACT OF 1933, FOR ANY AND ALL OUTSTANDING 4.875% SENIOR NOTES DUE 2028 ISSUED ON SEPTEMBER 22, 2017

UNCONDITIONALLY GUARANTEED BY UNITED RENTALS, INC., UNITED RENTALS (DELAWARE), INC., UNITED RENTALS FINANCING LIMITED PARTNERSHIP, UNITED RENTALS HIGHWAY TECHNOLOGIES GULF, LLC AND UNITED RENTALS REALTY, LLC

Pursuant to the Prospectus dated                        , 2017

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                        , 2017 (THE "EXPIRATION DATE") UNLESS THE EXCHANGE OFFER IS EXTENDED, IN WHICH CASE THE TERM "EXPIRATION DATE" SHALL MEAN THE LATEST TIME AND DATE TO WHICH THE EXCHANGE OFFER IS EXTENDED. TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

DELIVERY TO:
Wells Fargo Bank, National Association, Exchange Agent
By Registered & Certified Mail:	By Regular Mail or Courier:	By Hand In Person Only:
Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.
Corporate Trust Operations	Corporate Trust Operations	Corporate Trust Services
MAC N9300-070	MAC N9300-070	MAC N9300-070
600 South Fourth Street	600 South Fourth Street	600 South Fourth Street
Minneapolis, MN 55402	Minneapolis, MN 55402	Minneapolis, MN 55402
For Information or Confirmation by Telephone: (800) 344-5128, Option 0 Attn. Bondholder Communications

        Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery. Please read the instructions set forth in this Letter of Transmittal carefully before completing it.

        The undersigned acknowledges receipt of the prospectus dated                        , 2017 (the "Prospectus") of United Rentals (North America), Inc., a Delaware corporation (the "Company"), and this Letter of Transmittal (this "Letter of Transmittal"), relating to the Company's offer to exchange up to $750,000,000 aggregate principal amount of newly issued 4.875% Senior Notes due 2028, (the "New Notes"), to be issued as additional senior debt securities under the indenture, dated August 11, 2017 (the "August 2017 Indenture") governing the Company's 4.875% Senior Notes due 2028 issued on August 11, 2017 (the "August 2017 Notes"), for up to $750,000,000 aggregate principal amount of its 4.875% Senior Notes due 2028 (the "Old Notes"), issued in a registered offering on September 22, 2017, upon the terms and subject to the conditions set forth in the Prospectus and this Letter of Transmittal. The New Notes are unconditionally guaranteed (the "New Guarantees") by United Rentals, Inc., United Rentals (Delaware), Inc., United Rentals Financing Limited Partnership, United Rentals Highway Technologies Gulf, LLC and United Rentals Realty, LLC. The Prospectus and this Letter of Transmittal together constitute the Company's offer to exchange (the "Exchange Offer") its New Notes, including the New Guarantees, for a like principal amount of its Old Notes, including guarantees, from the registered holders thereof.

        The Company has filed a registration statement, which became effective under the Securities Act of 1933, as amended (the "Securities Act"), on                        , 2017, to register the New Notes under the Securities Act.

        Recipients of the Prospectus should read the requirements described in such Prospectus with respect to eligibility to participate in the Exchange Offer. Capitalized terms used but not defined herein have the meanings given to them in the Prospectus.

        Old Notes may be tendered only by book-entry transfer to the Exchange Agent's account at The Depository Trust Company (the "Depositary"). Tenders of the Old Notes must be effected in accordance with the procedures mandated by the Depositary's Automated Tender Offer Program ("ATOP") and the procedures set forth in the Prospectus under the caption "The Exchange Offer—Book-Entry Transfer."

        The undersigned hereby tenders the Old Notes described in the box entitled "Description of Old Notes" below pursuant to the terms and conditions described in the Prospectus and this Letter of Transmittal. The undersigned is the registered holder of all the Old Notes covered by this Letter of Transmittal and hereby represents and warrants that the information set forth in the box entitled "Beneficial Owner(s)" is true and correct. Any beneficial owner of the Old Notes (a "Beneficial Owner") whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder of Old Notes promptly and instruct such registered holder of Old Notes to tender on behalf of the Beneficial Owner.

        In order to properly complete this Letter of Transmittal, a holder of Old Notes must (i) complete the box entitled "Description of Old Notes," (ii) if appropriate, check and complete the boxes relating to Book-Entry Transfer, Prospectus Copies, Special Issuance Instructions and Beneficial Owner(s), and (iii) sign this Letter of Transmittal by completing the box entitled "Sign Here." Each holder of Old Notes should carefully read the detailed instructions below prior to completing the Letter of Transmittal. If the holder of Old Notes wishes to tender for exchange less than all of such holder's Old Notes, column (3) in the box entitled "Description of Old Notes" must be completed in full. See also Instruction 5.

 DESCRIPTION OF OLD NOTES

(1)	(2)	(3)

Name(s) and Address(es) of Registered Holder(s) of Old Notes, Exactly as the Name of the Participant Appears on the Book-Entry Transfer Facility's Security Position Listing (Please fill in, if blank)	Aggregate Principal Amount	Principal Amount of Old Note(s) Tendered (only if different amount from Column (2)) (Must be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof)*

	TOTAL

*
Column (3) need not be completed by holders of Old Notes who wish to tender for exchange the principal amount of Old Notes listed in column (2). Completion of column (3) will indicate that the holder of Old Notes wishes to tender for exchange only the principal amount of Old Notes indicated in column (3).
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CHECK HERE IF TENDERED OLD NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

Account Number:

Transaction Code Number:

        BY CREDITING THE OLD NOTES TO THE EXCHANGE AGENT'S ACCOUNT WITH THE DEPOSITARY'S ATOP AND BY COMPLYING WITH THE APPLICABLE ATOP PROCEDURES WITH RESPECT TO THE EXCHANGE OFFER, THE HOLDER OF THE OLD NOTES ACKNOWLEDGES AND AGREES TO BE BOUND BY THE TERMS OF THIS LETTER OF TRANSMITTAL AND CONFIRMS ON BEHALF OF ITSELF AND THE BENEFICIAL OWNERS OF SUCH OLD NOTES ALL PROVISIONS OF THIS LETTER OF TRANSMITTAL APPLICABLE TO IT AND SUCH BENEFICIAL OWNERS AS FULLY AS IF SUCH BENEFICIAL OWNERS HAD COMPLETED THE INFORMATION REQUIRED HEREIN AND EXECUTED AND TRANSMITTED THIS LETTER OF TRANSMITTAL.

☐
CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO:

Name:

Address:

Telephone No.:

        IF THE UNDERSIGNED IS NOT A BROKER-DEALER, THE UNDERSIGNED REPRESENTS THAT IT IS NOT PARTICIPATING IN, AND DOES NOT INTEND TO PARTICIPATE IN, A DISTRIBUTION OF NEW NOTES. IF THE UNDERSIGNED IS A BROKER-DEALER THAT WILL RECEIVE NEW NOTES FOR ITS OWN ACCOUNT IN EXCHANGE FOR OLD NOTES THAT WERE ACQUIRED AS A RESULT OF MARKET-MAKING ACTIVITIES OR OTHER TRADING ACTIVITIES, IT ACKNOWLEDGES AND REPRESENTS THAT IT WILL DELIVER A PROSPECTUS MEETING THE REQUIREMENTS OF THE SECURITIES ACT, IN CONNECTION WITH ANY RESALE OF SUCH NEW NOTES; HOWEVER, BY SO ACKNOWLEDGING AND REPRESENTING AND BY DELIVERING SUCH A PROSPECTUS THE UNDERSIGNED WILL NOT BE DEEMED TO ADMIT THAT IT IS AN "UNDERWRITER" WITHIN THE MEANING OF THE SECURITIES ACT. IF THE UNDERSIGNED IS A BROKER-DEALER THAT WILL RECEIVE NEW NOTES, IT REPRESENTS THAT THE OLD NOTES TO BE EXCHANGED FOR THE NEW NOTES WERE ACQUIRED AS A RESULT OF MARKET-MAKING ACTIVITIES OR OTHER TRADING ACTIVITIES. IN ADDITION, SUCH BROKER-DEALER REPRESENTS THAT IT IS NOT ACTING ON BEHALF OF ANY PERSON WHO COULD NOT TRUTHFULLY MAKE THE FOREGOING REPRESENTATIONS.

SPECIAL ISSUANCE INSTRUCTIONS

        To be completed ONLY if Old Notes tendered by book-entry transfer which are not exchanged are to be returned by credit to an account maintained at the Depositary.

        Credit Old Notes not exchanged and delivered by book-entry transfer to the Depositary account set forth below:

(ACCOUNT NUMBER)

BENEFICIAL OWNER(S)

STATE OF PRINCIPAL RESIDENCE OF EACH BENEFICIAL OWNER OF OLD NOTES	PRINCIPAL AMOUNT OF OLD NOTES HELD FOR ACCOUNT OF BENEFICIAL OWNER(S)

 SIGNATURES MUST BE PROVIDED BELOW
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

        United Rentals (North America), Inc., a Delaware corporation (the "Company") upon the terms and subject to the conditions set forth in the prospectus dated                        , 2017 (the "Prospectus") and this Letter of Transmittal (this "Letter of Transmittal"), has offered to exchange up to $750,000,000 aggregate principal amount of its 4.875% Senior Notes due 2028 (the "Old Notes"), issued in a registered offering on September 22, 2017, for up to $750,000,000 aggregate principal amount of newly issued 4.875% Senior Notes due 2028, (the "New Notes"), to be issued as additional senior debt securities under the indenture, dated August 11, 2017 (the "August 2017 Indenture") governing the Company's 4.875% Senior Notes due 2028 issued on August 11, 2017 (the "August 2017 Notes"), upon the terms and subject to the conditions set forth in the Prospectus and this Letter of Transmittal. The New Notes are unconditionally guaranteed (the "New Guarantees") by United Rentals, Inc., United Rentals (Delaware), Inc., United Rentals Financing Limited Partnership, United Rentals Highway Technologies Gulf, LLC and United Rentals Realty, LLC. The Prospectus and this Letter of Transmittal together constitute the Company's offer to exchange (the "Exchange Offer") its New Notes, including the New Guarantees, for a like principal amount of its Old Notes, including guarantees, from the registered holders thereof. Pursuant to the Exchange Offer, the undersigned hereby tenders to the Company for exchange the Old Notes, including guarantees, indicated above. The undersigned hereby irrevocably constitutes and appoints the Exchange Agent (as defined below) as the undersigned's true and lawful agent and attorney-in-fact with respect to such tendered Old Notes, with full power of substitution, among other things, to cause the Old Notes to be assigned, transferred and exchanged.

        The undersigned understands and agrees that the Company has filed a registration statement to register the New Notes under the Securities Act and will not accept for exchange any Old Notes until the registration statement has become effective under the Securities Act.

        By executing this Letter of Transmittal and subject to and effective upon acceptance for exchange of the Old Notes tendered for exchange herewith, the undersigned (i) will have irrevocably sold, assigned and transferred to the Company all right, title and interest in, to and under all of the Old Notes tendered for exchange hereby, and (ii) hereby appoints Wells Fargo Bank, National Association (the "Exchange Agent") as the true and lawful agent and attorney-in-fact (with full knowledge that the Exchange Agent also acts as agent of the Company) of such holder of Old Notes with respect to such Old Notes, with full power of substitution, to (x) transfer ownership of such Old Notes on the account books maintained by The Depository Trust Company (the "Depositary") (together with all accompanying evidences of transfer and authenticity), (y) take any action necessary to transfer such Old Notes to the Company, and (z) receive all benefits and otherwise exercise all rights and incidents of ownership with respect to such Old Notes, all in accordance with the terms of the Exchange Offer. The power of attorney granted in this paragraph shall be deemed to be irrevocable and coupled with an interest.

        The undersigned hereby represents and warrants that (i) the undersigned has full power and authority to tender, exchange, assign and transfer the Old Notes, and (ii) when such Old Notes are accepted for exchange by the Company, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all security interests, liens, restrictions, charges, encumbrances, or other obligations relating to their sale and transfer, and not subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the tender, exchange, assignment and transfer of the Old Notes tendered for exchange hereby.

        The undersigned hereby further represents to the Company that (i) the New Notes to be acquired pursuant to the Exchange Offer will be acquired in the ordinary course of business of the person acquiring the New Notes, whether or not such person is the undersigned, (ii) neither the undersigned nor any person receiving any New Notes directly or indirectly from the undersigned pursuant to the

Exchange Offer (if not a broker-dealer referred to in the last sentence of this paragraph) is participating or intends to participate in the distribution of the New Notes and none of them have any arrangement or understanding with any person to participate in the distribution of the New Notes, (iii) the undersigned and each person receiving any New Notes directly or indirectly from the undersigned pursuant to the Exchange Offer acknowledge and agree that any broker-dealer or any person participating in the Exchange Offer for the purpose of distributing the New Notes (x) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the New Notes acquired by such person and (y) cannot rely on the position of the staff of the Securities and Exchange Commission (the "Commission") set forth in the Exxon Capital Holdings Corporation no-action letter (available May 13, 1988) and the Morgan Stanley and Co., Inc. no-action letter (available June 5, 1991), as interpreted in the Commission's no-action letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters, (iv) the undersigned and each person receiving any New Notes directly or indirectly from the undersigned pursuant to the Exchange Offer understand that a secondary resale transaction described in clause (iii) above should be covered by an effective registration statement and (v) neither the undersigned nor any person receiving any New Notes directly or indirectly from the undersigned pursuant to the Exchange Offer is an "affiliate" of the Company, its parent company or its subsidiaries, as defined under Rule 405 under the Securities Act. If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes received in respect of such Old Notes pursuant to the Exchange Offer; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        The undersigned acknowledges that, for purposes of the Exchange Offer, the Company will be deemed to have accepted for exchange, and to have exchanged, validly tendered Old Notes, if, as and when the Company gives oral or written notice thereof to the Exchange Agent. The undersigned acknowledges that the Company's acceptance of Old Notes validly tendered for exchange pursuant to any one of the procedures described in the section of the Prospectus entitled "The Exchange Offer" and in the instructions hereto will constitute a valid, binding and enforceable agreement between the undersigned and the Company upon the terms and subject to the conditions of the Exchange Offer. Tenders of Old Notes for exchange may be withdrawn at any time prior to the Expiration Date, which is 5:00 p.m. New York City time, unless otherwise extended.

        Unless otherwise indicated in the box entitled "Special Issuance Instructions," please return any Old Notes not tendered for exchange to the undersigned. The undersigned recognizes that the Company has no obligation pursuant to the "Special Issuance Instructions" to transfer any Old Notes if the Company does not accept for exchange any of the Old Notes so tendered for exchange or if such transfer would not be in compliance with any transfer restrictions applicable to such Old Notes.

        All authority herein conferred or agreed to be conferred shall survive the death, incapacity, liquidation, dissolution, winding up or any other event relating to the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as otherwise stated in the Prospectus, this tender for exchange of Old Notes is irrevocable.

THE UNDERSIGNED, BY COMPLETING THE BOX ENTITLED "DESCRIPTION OF OLD NOTES" ABOVE AND SIGNING THIS LETTER, WILL BE DEEMED TO HAVE TENDERED THE OLD NOTES AS SET FORTH IN SUCH BOX ABOVE.

PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL CAREFULLY BEFORE COMPLETING ANY BOX ABOVE.

 PLEASE SIGN HERE
(TO BE COMPLETED BY ALL TENDERING HOLDERS)

SIGNATURE(S) OF OWNER	DATE
Area Code and Telephone Number

        If a holder is tendering an Old Note, this Letter of Transmittal must be signed by the registered holder(s) exactly as the name(s) appear(s) on a security position listing. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer, corporation or other person acting in a fiduciary or representative capacity, please provide the following information. See Instruction 6.

Name(s):

(PLEASE TYPE OR PRINT)
Capacity:

Address:

Area Code and Telephone Number:

Tax Identification Number:

SIGNATURE GUARANTEE (IF REQUIRED BY INSTRUCTION 1) SIGNATURE(S) GUARANTEED BY AN ELIGIBLE INSTITUTION:

(AUTHORIZED SIGNATURE)

(TITLE)

(NAME AND FIRM)

DATED:

1.     Guarantee of Signatures.

        Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by an institution which is a member of the New York Stock Exchange Medallion Signature Program or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (an "Eligible Institution"). Signatures on this Letter of Transmittal need not be guaranteed if such Old Notes are tendered for the account of an Eligible Institution. IN ALL OTHER CASES, ALL SIGNATURES MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION.

2.     Delivery of this Letter of Transmittal and Old Notes.

        This Letter of Transmittal is to be completed by holders of Old Notes if tenders are to be made pursuant to the procedures for tender by book-entry transfer. All deliveries of Old Notes must be made to the account of the Exchange Agent maintained at the Depositary. A confirmation of a book-entry transfer (a "Book-Entry Confirmation"), as well as any other documents required by this Letter of Transmittal, must be received by the Exchange Agent prior to the Expiration Date.

        THE METHOD OF DELIVERY OF OLD NOTES, THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE TENDERING HOLDER OF OLD NOTES. EXCEPT AS OTHERWISE PROVIDED BELOW, THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED OR CONFIRMED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. AS AN ALTERNATIVE TO DELIVERY BY MAIL, THE HOLDER MAY WISH TO CONSIDER USING AN OVERNIGHT OR HAND DELIVERY SERVICE. THE LETTER OF TRANSMITTAL SHOULD NOT BE SENT TO THE COMPANY.

        No alternative, conditional or contingent tenders will be accepted. All tendering holders of Old Notes, by execution of this Letter of Transmittal (or facsimile hereof, if applicable), waive any right to receive notice of the acceptance of their Old Notes for exchange.

3.     Inadequate Space.

        If the space provided in the box entitled "Description of Old Notes" above is inadequate, the principal amounts of the Old Notes being tendered should be listed on a separate signed schedule affixed hereto.

4.     Withdrawals.

        A tender of Old Notes may be withdrawn at any time prior to the Expiration Date by delivery of an ATOP electronic transmission notice of withdrawal, and the Exchange Agent must receive the electronic notice of withdrawal from the Depositary prior to the Expiration Date. Withdrawals of tenders of Old Notes may not be rescinded, and any Old Notes withdrawn will thereafter be deemed not validly tendered for purposes of the Exchange Offer, and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Properly withdrawn Old Notes may be retendered by following one of the procedures described in the section of the Prospectus entitled "The Exchange Offer—Procedures for Tendering" at any time prior to the Expiration Date.

5.     Partial Tenders.

        Tenders of Old Notes will be accepted only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. If a tender for exchange is to be made with respect to less than the entire principal amount of any Old Notes, fill in the principal amount of Old Notes which are tendered for exchange in column (3) of the box entitled "Description of Old Notes." In case of a partial tender for exchange, the untendered principal amount of the Old Notes will be credited to Depositary account of the tendering holder, unless otherwise indicated in the appropriate box on this Letter of Transmittal, as promptly as practicable after the expiration or termination of the Exchange Offer.

6.     Signatures on this Letter of Transmittal and Powers of Attorney.

        The signature(s) of the holder of Old Notes on this Letter of Transmittal must correspond with the name of such holder as it appears on a security position listing maintained by the Depositary, without any change whatsoever.

        When this Letter of Transmittal is signed by the holder of the Old Notes listed and transmitted hereby, no separate powers of attorney are required. If, however, Old Notes not tendered or not accepted are to be issued or returned to a person other than the holder of Old Notes, then the Old Notes transmitted hereby must be accompanied by appropriate powers of attorney in a form satisfactory to the Company, in either case signed exactly as the name(s) of the holder of Old Notes appear(s) on a security position listing maintained by the Depositary. Signatures on such powers of attorney must be guaranteed by an Eligible Institution (unless signed by an Eligible Institution).

        If this Letter of Transmittal or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Company of their authority so to act must be submitted.

7.     Transfer Taxes.

        Except as set forth in this Instruction 7, the Company will pay all transfer taxes, if any, applicable to the transfer and exchange of Old Notes pursuant to the Exchange Offer. If issuance of New Notes is to be made to, or Old Notes not tendered for exchange are to be issued or returned to, any person other than the tendering holder, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, and satisfactory evidence of payment of such taxes or exemptions there from is not submitted with this Letter of Transmittal, the amount of any transfer taxes payable on account of any such transfer will be imposed on and payable by the tendering holder of Old Notes prior to the issuance of the New Notes.

8.     Irregularities.

        All questions as to the form of documents and the validity, eligibility (including time of receipt), acceptance and withdrawal of Old Notes will be determined by the Company, in its sole discretion, whose determination shall be final and binding. The Company reserves the absolute right to reject any or all tenders for exchange of any particular Old Notes that are not in proper form, or the acceptance of which would, in the opinion of the Company (or its counsel), be unlawful. The Company reserves the absolute right to waive any defect, irregularity or condition of tender for exchange with regard to any particular Old Notes. The Company's interpretation of the terms of, and conditions to, the Exchange Offer (including the instructions herein) will be final and binding. Unless waived, any defects or irregularities in connection with the Exchange Offer must be cured within such time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notice of any defects or irregularities in Old Notes tendered for exchange, nor shall any of them incur any liability for failure to give such notice. A tender of Old Notes will not be deemed to have been made until all defects and irregularities with respect to such tender have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in this Letter of Transmittal, as soon as practicable following the Expiration Date.

9.     Waiver of Conditions.

        The Company reserves the absolute right to waive, amend or modify any of the specified conditions described under "The Exchange Offer—Conditions to the Exchange Offer" in the Prospectus.

10.   Requests for Information or Additional Copies.

        Requests for information about the procedure for tendering or for withdrawing tenders, or for additional copies of the Prospectus and this Letter of Transmittal, may be directed to the Exchange Agent at the address or telephone number set forth on the cover of this Letter of Transmittal. All other questions about this Exchange Offer should be addressed to Vice President, Investor Relations at the Company (telephone number—203-618-7122).

        IMPORTANT: THIS LETTER OF TRANSMITTAL, (OR A FACSIMILE THEREOF, IF APPLICABLE,) OR AN AGENT'S MESSAGE TO THE BOOK-ENTRY TRANSFER FACILITY TOGETHER WITH CONFIRMATION OF BOOK-ENTRY AND ALL OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO 5:00 P.M. NEW YORK CITY TIME, ON THE EXPIRATION DATE.

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  Exhibit 99.1
DESCRIPTION OF OLD NOTES
SIGNATURES MUST BE PROVIDED BELOW PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY
PLEASE SIGN HERE (TO BE COMPLETED BY ALL TENDERING HOLDERS)